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                                                                Exhibit 99.1

                          LITTLEFIELD, ADAMS & COMPANY
                          350 FIFTH AVENUE, SUITE 4213
                         NEW YORK, NEW YORK  10118-1108



                                  NEWS RELEASE

FOR IMMEDIATE RELEASE


Date:     August 19, 1997
Contact:  Stanley I. Halbreich
Phone:    (212) 563-7075
          (800) 644-7676
Fax:      (212) 563-7105


              LITTLEFIELD, ADAMS & COMPANY'S STOCK TO BE REMOVED
                       FROM THE AMERICAN STOCK EXCHANGE

     Huber Heights, Ohio, August 19, 1997.  Littlefield, Adams & Company (AMEX:
LFA) today announced that it is consenting to the removal of its Common Stock from the American Stock Exchange (the "AMEX").

     This action became necessary because the Company no longer fully satisfies all of the guidelines of the AMEX for continued listing. The AMEX has advised that the last day for trading of the Company's Common Stock on the AMEX will be Friday, September 5, 1997.

     Officials of the Company expect that a market for the Common Stock will develop over-the-counter following removal from the AMEX.

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